UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 28, 2005

Alliance Gaming Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 270-7600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities

On June 28, 2005, Alliance Gaming Corporation (the “Company”) issued 1,024,452 unregistered shares of its common stock, par value $0.10 per share (the “Alliance Shares”), in connection with the conversion of approximately $14.3 million of principal and interest of that certain Unsecured Subordinated Promissory Note dated December 30, 2004 (the “Promissory Note”).  The Promissory Note was issued to Robert Luciano, as trustee of the Robert Luciano Family Trust, on behalf of certain employees of Sierra Design Group (“SDG”) in connection with the Company’s acquisition of SDG.  Robert Luciano, the Company’s Chief Technology Officer and founder of SDG, received 881,841 of the Alliance Shares issued.

The Alliance Shares issued were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D.  At the time of issuance, all of the purchasers were “accredited investors” or “sophisticated” within the meaning of Regulation D under the Securities Act.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

(99) Press release dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Gaming Corporation
(Registrant)

Date	June 30, 2005

/s/ Steven M. Des Champs
(Signature)
Steven M. Des Champs, Senior Vice President and Chief Financial Officer